Exhibit 99.1
EFiled: Apr 03 2016 08:56PM EDT
Transaction ID 58802858
Case No. 12159-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TERRAFORM GLOBAL, INC., Plaintiff, v. SUNEDISON, INC., SUNEDISON HOLDINGS CORPORATION, AHMAD CHATILA, MARTIN TRUONG, AND BRIAN WUEBBELS, Defendants.	C.A. No. ______

VERIFIED COMPLAINT

Plaintiff TerraForm Global, Inc. ("Global"), by and through its undersigned counsel, brings this Verified Complaint to remedy breaches of contractual and legal duties by its parent and controlling stockholder, SunEdison Holdings Corporation, a wholly owned and controlled subsidiary of SunEdison, Inc. (together, "SunEdison"), as well as members of Global's Board of Directors—Ahmad Chatila, Martin Truong, and Brian Wuebbels—who are also senior executives of SunEdison and who participated in SunEdison's unlawful scheme to misappropriate Global's assets. The allegations in this Complaint are based upon Global's personal knowledge with regard to its own acts and upon

-2- information and belief, including the investigation of Global and its counsel and review of publicly available information, as to all other matters. NATURE AND SUMMARY OF THE ACTION 1. This is an action for breach of fiduciary duty, breach of contract and unjust enrichment, to remedy SunEdison’s misappropriation of $231 million in cash from Global, supposedly in order to facilitate SunEdison’s completion of certain renewable-energy projects in India and to secure a transfer of SunEdison’s equity interests in these projects to Global in the near term in compliance with SunEdison’s contractual obligations. SunEdison’s executives represented that the India projects were substantially completed and caused Global to believe that the cash would be used to finish the projects and to deliver them on time. In fact, the projects were under-funded and behind schedule, and SunEdison instead diverted the funds to prop up its flagging liquidity position rather than to fund the projects in India as promised. 2. After having spent Global’s $231 million to suit its own needs, SunEdison has now told Global that the India projects will not be completed, and that the assets can be transferred, if at all, only if Global provides even more money. This action seeks to impose a constructive trust on SunEdison’s interest in these India projects for the benefit of Global, and in addition seeks money damages from SunEdison and the individual defendants. Exhibit 99.1

-3- PARTIES A. TERRAFORM GLOBAL AND NON-PARTY TERRAFORM POWER 3. Plaintiff TerraForm Global, Inc. (“Global”) is a Delaware corporation headquartered at 7550 Wisconsin Avenue, Bethesda, Maryland 20814. Global is a globally diversified owner of clean power generation assets in high-growth emerging markets including solar and wind projects in Asia, Africa and Latin America. Global completed its initial public offering in July 2015. Global’s common stock is publicly traded on the NASDAQ under the symbol GLBL. SunEdison is Global’s parent and controlling shareholder. 4. Non-party TerraForm Power, Inc. (“TERP”) is a Delaware corporation headquartered at 7550 Wisconsin Avenue, Bethesda, Maryland 20814. TERP is a diversified owner of clean power generation assets in developed markets, including solar and wind projects in the United States, Canada, the United Kingdom, and Chile. TERP completed its initial public offering in July 2014. TERP’s common stock is publicly traded on the NASDAQ under the symbol TERP. SunEdison is TERP’s parent and controlling shareholder. 5. Both Global and TERP are dividend growth-oriented companies, often known as “yieldcos,” which SunEdison formed to own and operate clean power generation assets acquired primarily from SunEdison but also from unaffiliated third parties. Their business objective is to operate renewable energy Exhibit 99.1

-4- power plants (and long-term power purchase agreements associated with such plants) acquired, or “dropped down,” from SunEdison or other third parties, in order to generate cash flow and offer increasing dividends for their shareholders. 6. Global and TERP each has a three-person Corporate Governance and Conflicts Committee (“Conflicts Committee”), which is comprised of the same three independent directors. The primary role of the Conflicts Committee is to review transactions between Global or TERP and SunEdison. On April 1, 2016, the three members of the Conflicts Committee, with the support of a fourth independent Global director (Hanif Dahya), unanimously authorized the filing of this action by Global. B. CORPORATE DEFENDANTS 7. Defendant SunEdison, Inc. is a Delaware corporation headquartered at 13736 Riverport Dr., Maryland Heights, Missouri 63043. SunEdison, Inc. is one of the world’s leading developers of renewable energy projects. 8. Defendant SunEdison Holdings Corporation is a wholly owned subsidiary of SunEdison, Inc. and is the parent company, sponsor and controlling shareholder of TERP and Global. SunEdison, Inc. and SunEdison Holdings Corporation are referred to herein as “SunEdison.” 9. Global has two classes of common stock. SunEdison beneficially owns all of Global’s outstanding Class B common stock, while Global’s Class A Exhibit 99.1

-5- common stock is publicly traded. Each share of outstanding Class B common stock entitles SunEdison to 100 votes on all matters presented to Global stockholders, such that SunEdison holds approximately 98% of the combined voting power of Global’s Class A common stock and Class B common stock. As long as it holds a majority of Global’s voting power, SunEdison has power to elect all of Global’s directors and also has the right to expand the size of the Board and “designate” up to four more directors to Global’s Board, in addition to those who have already been elected. As of September 30, 2015, SunEdison owned approximately 34% of the economic value of the equity in Global, with public shareholders holding the remainder. 10. TERP also is controlled by SunEdison under a similar capital structure. SunEdison beneficially owns all of TERP’s outstanding Class B common stock. Each share of outstanding Class B common stock entitles SunEdison to ten votes on all matters presented to TERP stockholders, such that SunEdison currently holds approximately 84% of the combined voting power of TERP’s stockholders. As long as it holds a majority of TERP’s voting power, SunEdison has power to appoint all of TERP’s directors and also has the right to expand the size of the Board and “designate” one or two new directors to TERP’s Board. Now, SunEdison owns approximately 34% of the economic value of the equity in TERP. Exhibit 99.1

-6- 11. SunEdison provides Global and TERP with managerial services (including accounting, audit, information technology, financial back-office and cash-management functions) pursuant to a Management Services Agreement (“MSA”) with each entity. Global and TERP have no employees of their own. Through its stock ownership, board and managerial control, and Global’s reliance on SunEdison for essential services under the MSA, at all times relevant to this action SunEdison exercised virtually unfettered control over the business and affairs of Global (except for the authority delegated to the Conflicts Committee of Global’s Board of Directors to review and authorize related-party transactions). 12. SunEdison provides Global and TERP with access to its pipeline of renewable energy power plants in a form of call rights, which is critical to Global’s and TERP’s objectives of growth and generating increasing cash flow. C. THE DIRECTORS OF GLOBAL AND TERP 13. The Boards of Directors of Global and TERP each currently consists of the same seven individual directors, including defendants Ahmad Chatila and Martin Truong. On March 30, 2016, Defendant Brian Wuebbels resigned from the Boards of Directors of both Global and TERP. 14. Defendant Chatila has been a director on the Boards of TERP and Global since before their initial public offerings. In addition, Chatila has been the President, Chief Executive Officer and a member of the Board of Directors of Exhibit 99.1

-7- SunEdison since March 2009. Chatila is controlled by, and beholden to, SunEdison. 15. Defendant Truong has been a director on the Boards of TERP and Global since before their initial public offerings. Truong joined SunEdison in February 2008, and has been SunEdison’s Vice President, General Counsel and Secretary since April 2013. Truong was promoted to Senior Vice President of SunEdison in May 2014. Truong is controlled by, and beholden to, SunEdison. 16. Defendant Wuebbels was a director on the Boards of TERP and Global prior to their initial public offerings and until his resignation on March 30, 2016. As discussed more fully below, Wuebbels was appointed to serve as TERP’s and Global’s President and Chief Executive Officer on November 20, 2015, positions he also resigned on March 30, 2016. Wuebbels has been employed by SunEdison (or its predecessor) since 2007, and has served as Executive Vice President and Chief Financial Officer of SunEdison since May 2012. Wuebbels is controlled by, and beholden to, SunEdison. 17. Non-party Peter Blackmore was appointed to TERP’s and Global’s Boards of Directors by SunEdison on November 20, 2015. He is a member of the Conflicts Committee. Blackmore has significant public company experience, including serving as president and chief executive officer of ShoreTel, Inc. from 2010 until 2013, president and chief executive officer of UTStarcom, Inc. from Exhibit 99.1

-8- 2008 until 2010, and executive vice president of Unisys Corporation from 2005 until 2007. Blackmore was an independent director of SunEdison from 2006 until his resignation on November 20, 2015. 18. Non-party Christopher Compton was appointed to Global’s Board of Directors by SunEdison on November 20, 2015. On the same day, the TERP Board of Directors, controlled by SunEdison, expanded its Board and appointed Compton to the TERP Board of Directors. He is a member of the Conflicts Committee. Compton has extensive experience in international banking, capital markets, and corporate finance. He served in various finance positions with Chiquita Brands International, Inc. from 1987 to 2012 after which he retired. Following his retirement, Compton has worked as an independent consultant. 19. Non-party Hanif Dahya is an independent director who has been a director on the Boards of TERP and Global since their initial public offerings. He served on the TERP and Global Conflicts Committees from their initial public offerings until November 20, 2015. Dahya has extensive investment banking experience. He has served as the chief executive officer of the Y Company LLC since 2007. Prior to that, he served as a principal and partner of Sandler O’Neill, as a partner and managing director for UBS, and as head of mortgage finance and managing director of LF Rothschild and Company. Mr. Dahya is an independent director of New York Community Bancorp, Inc., Chair of its Investment Exhibit 99.1

-9- Committee and Cyber Security Committee and a member of its Audit, Compensation, Nominating and Corporate Governance, Risk Assessment and Capital Assessment Committees. 20. Non-party Ilan Daskal was appointed to the Boards of Directors of Global and TERP to replace Wuebbels on March 30, 2016. He also will assume the role of Chief Financial Officer of SunEdison effective April 4, 2016. 21. Non-party Jack Jenkins-Stark was appointed to TERP’s and Global’s Boards of Directors by SunEdison on November 20, 2015. He is a member of the Conflicts Committee. Jenkins-Stark has significant financial expertise and experience in public and private companies. He has served as the chief financial officer of Imergy Power Systems since December 2013. Prior to that, he served as chief financial officer of BrightSource Energy from May 2007 to November 2013, and chief financial officer of SVB Financial Group from April 2004 to May 2007. Jenkins-Stark also served as a director of AS US, an energy infrastructure company, and TC Pipelines, L.P., a master limited partnership holding interests in gas pipelines. D. THE INDIVIDUAL DEFENDANTS 22. Chatila is named as an individual defendant in his capacity as a fiduciary of Global as a member of Global’s Board of Directors. Exhibit 99.1

-10- 23. Wuebbels is named as an individual defendant in his capacity as a fiduciary of Global as a former member of Global’s Board of Directors and as Global’s former President and Chief Executive Officer. 24. Truong is named as an individual defendant in his capacity as a fiduciary of Global as a member of Global’s Board of Directors. Truong is also named as an individual defendant in his capacity as a fiduciary of Global’s Conflicts Committee with respect to his purported representation of that committee as its legal advisor during a Committee meeting held on November 20, 2015. E. THE GLOBAL CORPORATE GOVERNANCE AND CONFLICTS COMMITTEE 25. Since its inception as a public company, Global has had a Conflicts Committee empowered to, among other things, “[r]eview and approve potential conflict transactions between [Global] and any affiliated parties, including SunEdison, Inc. and its subsidiaries (other than the Company and its subsidiaries), with respect to acquisitions of assets and other transactions ….” On March 25, 2016, Global’s Board voted to increase the power of the Conflicts Committee to permit the Committee to act on behalf of Global in any matter in which Global’s interests are adverse to those of SunEdison. 26. Blackmore, Jenkins-Stark and Compton are the current members of Global’s and TERP’s respective Conflicts Committees and have been since November 20, 2015, the same day they became directors of those companies. Exhibit 99.1

-11- SUBSTANTIVE ALLEGATIONS A. THE VIVINT TRANSACTION 27. On July 20, 2015, SunEdison announced that it had entered into an agreement to merge with Vivint Solar, Inc. (“Vivint”), a provider of residential solar systems. SunEdison agreed to pay approximately $2.2 billion for Vivint in cash, stock and convertible debt. Simultaneously, SunEdison entered into an agreement with TERP under which TERP would acquire Vivint’s rooftop solar assets from Vivint for approximately $920 million. SunEdison and TERP also agreed that TERP would acquire completed future residential projects from SunEdison over the next five years. 28. The stock prices of SunEdison and TERP declined substantially after the announcement of the Vivint transaction, due in part to the fall in global oil prices, which made stock in renewable energy providers less valuable. These stock price declines made it harder for SunEdison to access credit markets, which in turn jeopardized SunEdison’s ability to close the Vivint transaction on the terms originally proposed, and also led to public criticism that the Vivint purchase price was too high. SunEdison accordingly sought to renegotiate the terms of the Vivint transaction, both with Vivint and with TERP. 29. In October and November of 2015, SunEdison negotiated with Vivint representatives that it would reduce the cash consideration payable to Vivint by Exhibit 99.1

-12- $2.00 per share while increasing the stock consideration by $0.75 per share. TERP’s approval was necessary for SunEdison to proceed with the revisions to the Vivint transaction that SunEdison had negotiated with Vivint. SunEdison proposed certain revised terms of its agreement with TERP in order to facilitate the proposed new deal with Vivint, which were presented for consideration to the Conflicts Committee. As of November 18, 2015, TERP’s Conflicts Committee (then consisting of non-parties Mark Lerdal and Dahya) was still in the process of considering the proposed revisions to the SunEdison /Vivint transaction with its advisors, and as a consequence it was uncertain whether the Vivint acquisition (or the related transactions between SunEdison and TERP) would proceed. B. SUNEDISON’S LIQUIDITY POSITION 30. In late October 2015, SunEdison told then-Global Chief Financial Officer Alex Hernandez that SunEdison had a short-term need for additional cash, and SunEdison asked Global to consider funding the acquisition of certain in- process solar power projects under construction in India that had been ear-marked for sale to Global. A limited number of Global personnel (primarily Hernandez, Global’s then- Chief Executive Officer Carlos Domenech Zornoza, and Global’s then- Chief Operating Officer Francisco Perez Gundin) evaluated these projects, but concluded by the end of October that these projects were not ready to be “dropped down” from SunEdison to Global. In the weeks thereafter, Global and its Exhibit 99.1

-13- Conflicts Committee discussed with SunEdison various terms upon which Global might consider some advance funding of one or more of these projects, but were unable to identify a transaction that was mutually acceptable to SunEdison and the Conflicts Committee. 31. In light of SunEdison’s stated need for cash, as well as published reports raising concerns about SunEdison’s liquidity, in or about late October 2015, Domenech, Hernandez, and Perez raised concerns with SunEdison’s Board about the extent of SunEdison’s liquidity and the accuracy of SunEdison’s public statements regarding its financial condition. 32. At the same time, SunEdison publicly and privately rebuffed any questions about its liquidity. In SEC filings and in response to questions by market analysts, SunEdison publicly represented throughout the fourth quarter of 2015 that its liquidity position was strong. For example, in its third-quarter 10-Q (filed November 9, 2015), SunEdison stated that it “had access to” $1.3 billion in cash and cash equivalents and that it had sufficient liquidity to operate for the next twelve months. 33. On a November 10, 2015 investor conference call, Brian Wuebbels, in his role as SunEdison’s Chief Financial Officer, represented that “we have sufficient liquidity at the DevCo, with approximately $1.4 billion as of the end of the quarter.” Wuebbels’ statements referred to a slide in SunEdison’s third-quarter Exhibit 99.1

-14- earnings presentation that indicated there was “$1.4 billion Cash at parent” and that the DevCo (i.e., SunEdison independent of TERP and Global) had increased its cash position during the third quarter (from $902 million “2Q Ending Cash” to $1.38 billion in “3Q Ending Cash”). 34. Likewise, SunEdison reported publicly and privately that a Board- level investigation into the concerns raised by Global executives about SunEdison’s financial condition and financial reports found those concerns to be without merit. In a Form 12b-25 filed by SunEdison on February 29, 2016, for example, SunEdison stated that, beginning in late 2015, SunEdison’s Audit Committee, with the help of independent advisors, investigated the accuracy of SunEdison’s financial information that was disclosed to the Board. As of the end of February 2016, SunEdison reported that this investigation has not discovered any wrongdoing. C. THE INDIA TRANSACTION 35. On or about November 18, 2015, eight days after SunEdison publicly stated that there was “1.4 billion cash at parent,” Global’s senior management learned that SunEdison needed to obtain $100 million to repay a margin loan secured by SunEdison’s TERP stock, the price of which had declined. According to a Deutsche Bank analyst report, SunEdison management also met privately with one or more equity research analysts on November 18 and indicated, among other Exhibit 99.1

-15- things, that SunEdison intended to refinance the margin loan. In fact, however, SunEdison was unable to complete such a refinancing, and instead had to pay it off by the afternoon of November 20, 2015. 36. On November 18, the TERP and Global Conflicts Committees reviewed with their legal and financial advisors a variety of potential alternatives for making $100 million available to SunEdison, such as buybacks of TERP or Global stock, an unsecured loan (coupled with governance changes that would reduce SunEdison’s control over Global and TERP), or acquiring other assets. The Conflicts Committees concluded it could not execute any of these transactions in the time period requested by SunEdison, including because SunEdison would not agree to governance changes as part of any deal. 37. On November 19, SunEdison’s Board called meetings of Global’s and TERP’s Boards for November 20 to replace those companies’ senior management and the members of the Conflicts Committees. The independent directors on SunEdison’s board, including Blackmore, were informed that the purpose of replacing the Conflicts Committees was to obtain a decision from TERP—positive or negative—on the request for approval of the revised terms for the proposed Vivint transaction. 38. On November 19, Chatila called board meetings of both TERP and Global for 2 p.m. EDT on the following day. Chatila did not circulate an agenda Exhibit 99.1

-16- for that meeting, and he declined to invite or otherwise notify the secretaries of TERP’s and Global’s Boards, who also served as the General Counsels of TERP and Global respectively. 39. Also on November 19, 2015, SunEdison attorney Sujay Parikh prepared a draft Purchase and Sale Agreement (“PSA”), which contemplated that Global would make a large pre-payment to SunEdison in exchange for SunEdison’s agreement to complete the India projects and “drop down” those assets to Global in the near term. 40. Earlier in the day on November 20, SunEdison personnel—including Wuebbels, Truong and Parikh—provided a false, misleading and one-sided recitation to Blackmore, Compton and Jenkins-Stark of the purpose of the maneuvers planned by SunEdison and the potential India transaction. Like Blackmore was told previously, Jenkins-Stark and Compton were advised that the reason for the board changes was to secure a response from the Conflicts Committee concerning the proposed revisions to the Vivint transaction. None of Blackmore, Jenkins-Stark or Compton was advised of SunEdison’s recent unsuccessful efforts to negotiate a transaction with Global and its Conflicts Committee that would result in the immediate transfer of $100 million from Global to SunEdison. Exhibit 99.1

-17- 41. SunEdison did not tell Blackmore, Jenkins-Stark or Compton that it needed cash immediately in order to avoid an imminent default on its margin loan — at the close of market on that very same day — which would make the entire margin loan balance become immediately due and payable, and cause the cross default of various other of SunEdison’s nearly $8 billion in debt. Rather than informing these individuals that SunEdison faced an unrelated margin call that it could not otherwise pay, SunEdison’s management falsely represented that SunEdison needed Global to prepay its planned purchase of the India assets, without which those important projects “would be lost.” 42. On November 20, 2015, SunEdison reconstituted TERP’s and Global’s Boards of Directors and dispensed with Global’s management. SunEdison used its legal and contractual authority to, among other things: (a) appoint Blackmore, Compton and Jenkins-Stark as directors of Global; (b) appoint Blackmore and Jenkins-Stark as directors of TERP, whereupon the Board voted to expand itself and elect Compton as a director of TERP; (c) replace the existing Conflicts Committees with Blackmore, Jenkins-Stark and Compton; (d) terminate Domenech as TERP’s and Global’s CEO and terminate his employment with SunEdison (thus removing him from the Boards Exhibit 99.1

-18- of those companies) and terminate Alex Hernandez as TERP’s and Global’s CFO and his employment with SunEdison; and (e) appoint Wuebbels as TERP’s and Global’s CEO and another SunEdison executive as TERP’s and Global’s interim CFO. 43. Starting at approximately 2 p.m. on the afternoon of November 20, the newly reconstituted TERP and Global Boards and Conflicts Committees met in rapid succession to approve the terminations of Domenech and Alex Hernandez and the appointments of Blackmore, Jenkins-Stark and Compton to the Conflicts Committees. 44. Between approximately 2:15 and 2:40 p.m., the newly appointed Conflicts Committee of Global met telephonically. The newly formed Conflicts Committee did not then have its own legal counsel or a financial advisor. SunEdison’s General Counsel Truong was present at the meeting, purported to act as its secretary, and led Blackmore, Compton and Jenkins-Stark to believe that he was acting as the Committee’s Counsel, including by purporting to offer legal advice in response to a question from the Committee regarding Delaware law. 45. The discussion at the November 20 meeting of the Conflicts Committee was led by Wuebbels, who advised Blackmore, Compton and Jenkins- Stark that the purchase price to be paid by Global for the India projects was essential for the funding of the continued development of the India projects. Exhibit 99.1

-19- Wuebbels told the Committee that, if the funding did not occur immediately, SunEdison would lose the India projects altogether, and Global would not have any opportunity to acquire the India projects. The SunEdison representatives at this meeting—Wuebbels, Truong and Parikh—did not disclose SunEdison’s impending margin call to the Conflicts Committee. Instead, Wuebbels made the intentionally misleading statement that Global’s advancement of the $231 million India project purchase price was essential to secure—and would secure—Global’s ability to acquire those assets. 46. Wuebbels, Truong, and Parikh provided the Conflicts Committee with a summary of the draft PSA that Parikh had prepared. The draft PSA contemplated that the $231 million pre-payment would be split into two parts: a first installment of $150 million, and a second of $81 million to be paid within three business days. Truong also provided the Committee with a summary presentation that showed, among other things, a schedule providing that SunEdison would “drop down” the India assets in the near term. The total value of the assets was almost $600 million, and Truong’s presentation forecasted that even under the most conservative assumptions, each of the assets would generate an internal rate of return of at least 9%. In the November 20 meeting of the Conflicts Committee, Truong—now purporting to represent both SunEdison and the Conflicts Committee—agreed to provide Global with a ten-day “lookback” period to allow Exhibit 99.1

-20- the Conflicts Committee and its counsel to review the PSA after-the-fact and cancel the transaction if they deemed appropriate. The Committee also requested, and SunEdison agreed, that the second installment would be made within ten business days, not three, unless the Committee determined to cancel the transaction. 47. Ultimately, the Conflicts Committee agreed on behalf of Global to advance $150 million as pre-payment for the India projects pending its further review and final approval of the transaction within ten business days, at which time Global could either cancel the transaction and receive a refund of the $150 million initial payment, or approve the transaction and pay the additional $81 million. 48. At no time prior to approval of the transaction and payment did Wuebbels, Truong or Parikh disclose to the Committee that SunEdison faced a severe and immediate liquidity shortfall or that SunEdison lacked sufficient funds to repay Global if Global declined to proceed with the purchase during the “lookback” period. The termination right and promised refund were illusory. Nor did they reveal that this cash infusion would be used not at all to facilitate the India projects, or that it was far too little cash to provide SunEdison with adequate funds to complete the India projects and deliver them to Global. To the contrary, SunEdison’s executives repeatedly represented that the pre-payment was necessary in order to not lose the India projects. Blackmore signed the November 20, 2015 Exhibit 99.1

-21- Equity Interest Purchase and Sale Agreement (the “November 20 Agreement”) on behalf of Global. Truong signed the contract on behalf of SunEdison Holdings Corporation. 49. Within minutes after the Conflicts Committee approved of the transaction, Wuebbels e-mailed SunEdison personnel, including Chatila and Truong, stating that “we are approved by the Independent Cmte.” Wuebbels then caused $150 million to be wired from Global’s bank account to SunEdison, without informing or involving Global Treasury personnel. 50. SunEdison used the funds extracted from Global to pay off its margin loan mere minutes before the 3 p.m. payment deadline the same day. 51. Global’s General Counsel and its incoming Chief Financial Officer were not told about the $150 million payment, the India transaction or the November 20 Conflicts Committee meeting. Instead, they learned about these matters as a result of an investigation they conducted on Monday, November 23 to determine the circumstances that led to $150 million leaving Global’s accounts. 52. Between November 23 and December 1, 2015, the Conflicts Committee (having now retained Proctor Heyman as counsel, and with the assistance of Global’s General Counsel and other Global personnel) further reviewed and negotiated the November 20 Agreement. Exhibit 99.1

-22- 53. During that period, the Conflicts Committee requested on behalf of Global that SunEdison post collateral for the transaction and was advised that this was not feasible because of corporate borrowing restrictions and the need to obtain project-lender approvals. The Committee also asked SunEdison about the status of the India projects, and was advised once again that the projects were on-track with project financing and construction, and that SunEdison expected to start transferring projects to Global within two months. 54. At no time between November 20 and December 1 did SunEdison tell any Global personnel or directors that SunEdison was facing severe liquidity issues that would prevent SunEdison from performing its agreed-upon obligations to complete and deliver the India projects. Had SunEdison told Global the truth about its liquidity position, Global would have exercised its right under the November 20 Agreement to terminate that Agreement and demand the return of the $150 million it had paid to SunEdison on November 20. 55. As directors and officers of Global, defendants Chatila, Truong and Wuebbels had a fiduciary duty to Global to disclose that SunEdison’s severe liquidity issues would prevent SunEdison from performing its obligations under the November 20 Agreement or any restated agreement. 56. The Conflicts Committee and SunEdison ultimately agreed that a revised version of the November 20 Agreement should contain additional terms Exhibit 99.1

-23- beneficial to Global, including, among other things, provisions for liquidated damages, the time value of money on the amounts prepaid by Global, and a provision for setting the final purchase price of the India projects based on an independent third-party valuation. 57. On December 1, 2015, Global’s Conflicts Committee and Global’s full Board voted to approve an Amended and Restated Equity Interest Purchase and Sale Agreement, which was executed by Wuebbels on behalf of Global and by Truong on behalf of SunEdison Holdings Corporation (the “December 1 Agreement”). On December 1, Global wired an additional $81 million to SunEdison under the December 1 Agreement, as the final pre-payment for the future delivery of the India projects. 58. After execution of the December 1 Agreement, Global diligently and continuously sought to obtain information regarding the progress of the India projects. During December, SunEdison continued to assure Global that the India projects were on track, and that a transfer of the equity in these projects would begin on time. However, on January 7, 2016, Global personnel learned that there were significant delays in construction and that there were substantial unpaid bills to vendors and a sizable equity funding gap associated with the India projects, together running into the tens of millions of dollars. In February 2016, Global learned that the lenders to the India projects refused to consent to a transfer of the Exhibit 99.1

-24- projects from SunEdison to Global unless the unpaid bills were paid and the equity funding gaps were filled. 59. At no time prior to executing the December 1 Agreement did SunEdison disclose to Global the existence of substantial unpaid vendor bills or equity holes, nor did SunEdison disclose that its liquidity shortfalls would prevent the funding necessary to pay bills and replenish equity so that the India projects could be completed and transferred. 60. SunEdison’s team in India has now told Global that SunEdison cannot provide any equity to pay outstanding vendor bills or to fill these equity holes, and has told Global—which already has prepaid $231 million to SunEdison to fund completion and transfer of these India projects to Global—that the only way the projects can be completed and transferred is if Global pays at least $73 million in additional funding to refresh the equity and to pay contractors that have performed work on the projects but which have not been paid by SunEdison. 61. In addition, although Global had advanced the $231 million on the basis of owning 100% of the India projects, certain of SunEdison’s contracts in respect of these projects include non-waivable provisions that require SunEdison to hold 51% of shares in such projects until the first anniversary of the project’s completion. Exhibit 99.1

-25- B. SUNEDISON’S DIVERSION OF FUNDS EARMARKED FOR PROJECTS IN URUGUAY 62. In a Project Investment Agreement effective August 5, 2015, SunEdison absolutely, unconditionally, and irrevocably promised Global that SunEdison would “drop down” certain power projects in Uruguay to Global by “not later than December 31, 2015,” in exchange for the Global shares issued to SunEdison in connection with Global’s initial public offering, but without further payment by Global. 63. SunEdison did not complete the Uruguay projects by December 31, 2015 or transfer them to Global, but represented that work continued on the projects. SunEdison represented to Global management that the projects would be complete and transferred to Global by March 2016, and then later represented to Global management that the projects would be complete and transferred to Global by June 2016. Global management conveyed these representations to the Conflicts Committee. 64. Faced with repeated delays, but assurances that SunEdison was working to complete the projects, Global's directors agreed, at a meeting on February 23, 2016, to an extension to July 31, 2016 of the deadline for completion of the projects and transfer of the projects to Global. At no time prior to this board meeting did Defendants disclose to Global that SunEdison had failed to pay subcontractors and suppliers for the projects and had used funds from a Exhibit 99.1

-26- construction loan intended to fund construction of the projects for other purposes, leaving a shortfall of $34 million or more in the funds required to complete construction of the projects. 65. In March 2016, Global learned that construction had ceased on the Uruguay projects because SunEdison had stopped funding the projects. Global also learned that construction loans obtained to fund the completion of those projects had been drawn down, but had not been used to fund completion of those projects. 66. Due to SunEdison’s failure to fund the projects, and its diversion of the funds designated for completion of these projects, SunEdison has been and will be unable to meet its contractual obligation to Global to complete the projects and transfer them to Global. D. SUNEDISON’S ONGOING ILLIQUIDITY ISSUES 67. On March 16, 2016, SunEdison issued a press release announcing that it could not timely file its Form 10-K for the fiscal year ended December 31, 2015. SunEdison stated that “[t]he scope of work required to finalize the Company’s financial statements . . . has expanded due to the identification by management of material weaknesses in its internal controls over financial reporting.” 68. According to published reports, SunEdison is seeking Debtor-In- Possession financing and planning an imminent bankruptcy filing. Exhibit 99.1

-27- COUNT I BREACH OF FIDUCIARY DUTY (Against SunEdison Inc., SunEdison Holdings Corporation, Wuebbels, Truong, and Chatila) 69. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. 70. SunEdison has been the controlling shareholder of Global since the initial public offering of Global, and accordingly owes Global fiduciary duties of good faith, fair dealing and loyalty. 71. Chatila has served as a director of Global since before its initial public offering, and accordingly owes Global fiduciary duties of good faith, fair dealing and loyalty. 72. Truong has served as a director of Global since before its initial public offering, and accordingly owes Global fiduciary duties of good faith, fair dealing and loyalty. 73. Truong also served as secretary and counsel to Global’s Conflicts Committee at its November 20, 2015 meeting, and accordingly owed the Conflicts Committee and Global fiduciary duties in connection with that representation. 74. Wuebbels has served as a director of Global since before its initial public offering until his recent resignation, and accordingly owes Global fiduciary duties of good faith, fair dealing and loyalty. Exhibit 99.1

-28- 75. Wuebbels also has served as Global’s Chief Executive Officer since November 20, 2015 until his recent resignation, and accordingly owes Global fiduciary duties of good faith, fair dealing and loyalty. 76. SunEdison, Chatila, Truong, and Wuebbels breached their fiduciary duties to Global, including their duties of loyalty and good faith, by, among other things: (a) advancing their own interests at the expense of Global and its public stockholders, (b) misrepresenting SunEdison’s liquidity, and its ability and willingness to perform under the November 20 Agreement and the December 1 Agreement, (c) causing Global to enter into the November 20 Agreement and the December 1 Agreement and to pre-pay the purchase price for the sole benefit of themselves and SunEdison, (d) misappropriating cash provided by Global to fund development projects for unrelated uses, (e) omitting to disclose to Global and its Conflicts Committee material information known to them about SunEdison’s liquidity and its ability and willingness to perform under the November 20 Agreement and the December 1 Agreement, and (f) failing to correct material misstatements made to Global and its Conflicts Committee with respect to SunEdison’s liquidity and its ability and willingness to perform under the November 20 Agreement and the December 1 Agreement. 77. The breaches of duty by SunEdison, Chatila, Truong, and Wuebbels were done knowingly, recklessly and/or in bad faith. Exhibit 99.1

-29- 78. Global pre-paid $231 million to SunEdison, in reliance on the misstatements and omissions by SunEdison, Chatila, Truong, and Wuebbels concerning SunEdison’s liquidity and its ability and willingness to perform under the November 20 Agreement and the December 1 Agreement. 79. As a result of these breaches of fiduciary duty, Global has been and continues to be injured, and its right to obtain the India assets for which it has already pre-paid $231 million has been frustrated. 80. Accordingly, Global requests that all direct or indirect ownership interests in assets associated with the December 1 Agreement (and its predecessor November 20 Agreement), including without limitation, SunEdison’s equity interests in the India projects and/or in any holding companies owning such interests, be placed into a constructive trust, for the benefit of Global. 81. In addition, Global seeks money damages from SunEdison, Chatila, Truong, and Wuebbels in an amount to be proven at trial. COUNT II BREACH OF CONTRACT (Against SunEdison Holdings Corporation) 82. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. Exhibit 99.1

-30- 83. On December 1, 2015, Global and SunEdison Holding Corporation entered into an Amended and Restated Equity Interest Purchase and Sale Agreement (the “December 1 Agreement”). 84. Pursuant to the December 1 Agreement (and its predecessor November 20 Agreement), Global has pre-paid $231 million to purchase certain power assets in India, which are being developed by SunEdison and which are to be “dropped down” to Global as they are completed. 85. On information and belief, SunEdison did not use the pre-paid funds to fund the development and the “drop down” of the India projects, but diverted those funds to prop up its own liquidity. 86. SunEdison has told Global that it does not have sufficient funds to fill “equity holes” associated with those India assets, that SunEdison therefore will be unable to “drop down” those assets to Global in accordance with the December 1 Agreement, and that Global will need to spend more than $70 million of its own funds if Global wishes to obtain the India assets. 87. SunEdison has repudiated its obligation to perform under the December 1 Agreement, and has therefore breached that contract—depriving Global of the benefit of its bargain and causing Global to suffer substantial harm. 88. Global therefore seeks money damages from SunEdison in an amount to be proven at trial. Exhibit 99.1

-31- COUNT III BREACH OF DUTY OF GOOD FAITH AND FAIR DEALING (Against SunEdison Holdings Corporation) 89. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. 90. On December 1, 2015, Global and SunEdison Holding Corporation entered into an Amended and Restated Equity Interest Purchase and Sale Agreement (the “December 1 Agreement”). 91. By entering into the December 1 Agreement (and its predecessor November 20 Agreement), SunEdison impliedly covenanted that it would act in good faith to bring about the performance of those contracts. 92. SunEdison has not acted in good faith. 93. SunEdison’s breach of the covenant of good faith and fair dealing has deprived Global of the benefit of its bargain and caused Global to suffer substantial harm. 94. Global therefore seeks money damages from SunEdison in an amount to be proven at trial. COUNT IV UNJUST ENRICHMENT (Against SunEdison, Inc. and SunEdison Holdings Corporation) 95. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. Exhibit 99.1

-32- 96. Global advanced $231 million in cash to SunEdison, based on SunEdison’s representation that the advancement of such funds was necessary to prevent the loss of power projects in India that SunEdison was developing and which Global wished to acquire. 97. SunEdison did not use the money advanced by Global to fund the India projects, but instead immediately diverted it to repay a margin loan and prop up SunEdison’s failing liquidity. 98. Allowing SunEdison to retain the $231 million advanced to it by Global and SunEdison’s equity interests in the India projects is contrary to fundamental principles of justice or equity and good conscience. 99. It would be unconscionable to allow SunEdison to retain both the $231 million and SunEdison’s equity interests in the India projects. 100. Accordingly, Global requests that all direct or indirect ownership or equity interests of SunEdison in the India projects and/or in any holding companies owning such interests be placed into a constructive trust, for the benefit of Global. 101. Alternatively, Global seeks the return of the $231 million that it advanced to SunEdison to fund the completion of the India projects. Exhibit 99.1

-33- COUNT V CONSTRUCTIVE TRUST (Against SunEdison Inc. and SunEdison Holdings Corporation) 102. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. 103. SunEdison inequitably and fraudulently induced Global to enter into the November 20 Agreement and the December 1 Agreement, and to “pre-pay” $231 million to SunEdison in respect of SunEdison’s agreement to build and then “drop down” to Global, certain power projects in India. 104. SunEdison did not use the funds provided by Global to complete the India projects, but immediately diverted those funds to finance SunEdison’s other operations. 105. On information and belief, SunEdison engaged in these actions in an attempt to keep SunEdison afloat and to conceal their public misrepresentations regarding SunEdison’s liquidity, at the expense of Global. 106. SunEdison has now indicated that it cannot complete the India projects and the lenders will not provide consents to “drop down” of the India projects to Global, unless Global provides still more funding. 107. Accordingly, Global requests that all direct or indirect ownership or equity interests in all assets associated with the December 1 Agreement (including without limitation, SunEdison’s equity interests in the India projects and/or in any Exhibit 99.1

-34- holding companies owning such interests) be placed into a constructive trust, for the benefit of Global. COUNT VI BREACH OF CONTRACT (Against SunEdison, Inc.) 108. Global repeats and re-alleges each and every allegation above as if set forth more fully herein. 109. In an August 5, 2015 Project Investment Agreement, SunEdison irrevocably, absolutely, and unconditionally promised to contribute various renewable-energy projects located in Uruguay to Global, by not later than December 31, 2015. 110. During March 2016, Wuebbels and Truong executed an Amendment to an August 5, 2015 Project Investment Agreement, which purported to extend SunEdison’s deadline to complete and deliver the Uruguay projects from December 31, 2015 to July 31, 2016 because of “delays” in completing those projects. 111. The “delays” in the Uruguay projects resulted from SunEdison’s diversion of funds earmarked for those projects to other corporate purposes, which by March 2016 had resulted in the cessation of work on those Uruguay projects. 112. Due to SunEdison’s failure to fund the projects, and its apparent misappropriation of the funds designated for completion of these projects, Exhibit 99.1

-35- SunEdison has been and will be unable to meet its contractual obligation to Global to complete the projects and transfer them to Global. 113. Global therefore seeks money damages from SunEdison in an amount to be proven at trial. PRAYER FOR RELIEF WHEREFORE, Global respectfully requests the following relief: a. A constructive trust upon all direct or indirect ownership or equity interests in all assets associated with the December 1 Agreement (including without limitation, SunEdison’s equity interests in the India projects and/or in any corporate entities owning such interests); b. Money damages from SunEdison, Chatila, Truong, and Wuebbels in an amount to be proven at trial; c. The restoration to Global of the $231 million misappropriated from Global by to SunEdison; and d. A judgment awarding Global such other relief as the Court may deem just and proper. Exhibit 99.1

-36- OF COUNSEL: Richard H. Klapper Brian T. Frawley William H. Wagener Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000 YOUNG CONAWAY STARGATT & TAYLOR, LLP /s/ Martin S. Lessner Martin S. Lessner (#3109) Paul J. Loughman (#5508) Meryem Y. Dede (#6148) Young Conaway Stargatt & Taylor, LLP 1000 North King Street Wilmington, DE 19801 (302) 571-6600 Attorneys for Plaintiff TerraForm Global, Inc. Dated: April 3, 2016 Exhibit 99.1